UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25790 (Commission File Number)	95-4518700 (IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

Item 2.01              Completion of Acquisition or Disposition of Assets.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2015, PCM, Inc. completed its acquisition of certain assets of En Pointe Technologies Sales, Inc. (“En Pointe”). PCM announced on March 16, 2015 that it had entered into an agreement to acquire the assets of En Pointe’s IT solutions provider business, excluding current tangible assets, such as accounts receivable and inventory. Under the terms of the agreement, PCM paid an initial purchase price of $15 million in cash and will pay certain future contingent earn-out consideration, including 22.5% of the future adjusted gross profit of the business and 10% of certain service revenues over the next three years. The assets were acquired by an indirect wholly-owned subsidiary of PCM, which subsidiary now operates under the En Pointe brand.

A copy of the press release issued by PCM on April 1, 2015 regarding the transaction is furnished as Exhibit 99.1 hereto.

Item 9.01              Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The information described in Item 9.01 (a) will be filed by amendment as soon as practicable prior to June 15, 2015.

(b)	Pro forma financial information.

The information described in Item 9.01(b) will be filed by amendment as soon as practicable prior to June 15, 2015.

(d)	Exhibits.

99.1	Press release of PCM, Inc., dated April 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer

Dated: April 7, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of PCM, Inc., dated April 1, 2015.